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                                                                   EXHIBIT 10.36



                            INDUSTRIAL BUILDING LEASE

                                     BETWEEN


                  TRANSWESTERN WEST UNION, L.L.C. ("LANDLORD")

                                       AND

        WHITE ELECTRONICS DESIGN CORP., AN INDIANA CORPORATION ("TENANT")


                         DATE OF LEASE: OCTOBER __, 2001

                  BUILDING WEST UNION BUSINESS PARK BUILDING 7
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                                TABLE OF CONTENTS


1.    DEFINITIONS......................................................1

2.    LEASE GRANT......................................................4

3.    ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.......................4

4.    USE..............................................................6

5.    BASE RENTAL......................................................6

6.    SECURITY DEPOSIT.................................................7

7.    SERVICES TO BE FURNISHED BY LANDLORD.............................7

8.    LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY.........................8

9.    SIGNAGE..........................................................8

10.   REPAIRS AND ALTERATIONS BY TENANT................................8

11.   USE OF ELECTRICAL SERVICES BY TENANT.............................9

12.   ENTRY BY LANDLORD...............................................10

13.   ASSIGNMENT AND SUBLETTING.......................................10

14.   MECHANIC'S LIENS................................................12

15.   INSURANCE.......................................................12

16.   INDEMNITY.......................................................14

17.   DAMAGES FROM CERTAIN CAUSES.....................................14

18.   CASUALTY DAMAGE.................................................14

19.   CONDEMNATION....................................................15

20.   HAZARDOUS SUBSTANCES............................................15

21.   AMERICANS WITH DISABILITIES ACT.................................16

22.   EVENTS OF DEFAULT...............................................16

23.   REMEDIES........................................................17

24.   NO WAIVER.......................................................21

25.   PEACEFUL ENJOYMENT..............................................21


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26.   SUBSTITUTION....................................................21

27.   HOLDING OVER....................................................21

28.   SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE..................22

29.   NOTICE..........................................................22

30.   LANDLORD'S LIEN.................................................23

31.   SURRENDER OF PREMISES...........................................23

32.   RIGHTS RESERVED TO LANDLORD.....................................23

33.   MISCELLANEOUS...................................................24

34.   ENTIRE AGREEMENT................................................25

35.   LIMITATION OF LIABILITY.........................................25

EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT B-RULES AND REGULATIONS

EXHIBIT C-PAYMENT OF BASIC COSTS

EXHIBIT D-WORK LETTER

EXHIBIT E-ADDITIONAL PROVISIONS

EXHIBIT F-COMMENCEMENT LETTER


                                       ii
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                       INDUSTRIAL BUILDING LEASE AGREEMENT


This Industrial Building Lease Agreement (THE "LEASE") is made and entered into on this the 12th day of OCTOBER, 2001, between TRANSWESTERN WEST UNION, L.L.C., a Delaware limited liability company ("LANDLORD") and WHITE ELECTRONICS DESIGN CORP., an Indiana corporation ("TENANT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

     A. "BUILDING" shall mean the industrial building at 6113 NW CORNELIUS PASS ROAD, HILLSBORO, County of WASHINGTON, State of OREGON, currently known as WEST UNION BUSINESS PARK, BUILDING 7.

     B. "BASE RENT" Base Rent will be paid according to the following schedule, subject to the provisions of Section 5 hereof. For the purposes of this
     Section 1.B, "LEASE YEAR" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date.


                                                  MONTHLY INSTALLMENTS
           PERIOD           ANNUAL BASE RENT          OF BASE RENT
    FIRST LEASE YEAR             -0-                      -0-
    (MONTHS 1-5)
    FIRST LEASE YEAR          $451,689.24            $37,640.77
    (MONTHS 6-12)
    SECOND LEASE YEAR         $466,914.72            $38,909.56
    THIRD LEASE YEAR          $477,065.04            $39,755.42
    FOURTH LEASE YEAR         $492,290.52            $41,024.21
    FIFTH LEASE YEAR          $502,440.84            $41,870.07
    SIXTH LEASE YEAR          $517,666.32            $43,138.86
    SEVENTH LEASE YEAR        $532,891.80            $44,407.65

     The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

     C. "ADDITIONAL RENT" shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as "Rent."

     D. "BASIC COSTS" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in EXHIBIT C attached hereto.

     E. "SECURITY DEPOSIT" shall mean the sum of FORTY-FOUR THOUSAND FOUR HUNDRED SEVEN AND 65/100 Dollars ($44,407.65). The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

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     F. "COMMENCEMENT DATE", "LEASE TERM" and "TERMINATION DATE" shall have the meanings set forth in subsection I.F.(1) or I.F.(2) below (delete one):

          (2) The "LEASE TERM" shall mean a period of 84 months commencing on the later to occur of (a) DECEMBER 15, 2001 (the "TARGET COMMENCEMENT DATE") and (b) the date upon which Landlord's Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A hereof (the later to occur of such dates being defined as the "COMMENCEMENT DATE"). The "TERMINATION DATE" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection 1F.(2) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section 3.A hereof.

     G. "PREMISES" shall mean the space located within the Building and outlined on EXHIBIT A to this Lease.

     H. "APPROXIMATE RENTABLE AREA IN THE PREMISES" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's pro rata share of the square footage of the "Common Areas" and the "Service Areas" (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 42,293 square feet.

     I. The "APPROXIMATE RENTABLE AREA IN THE BUILDING" is 42,293 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building or if the method of measurement of area in the Building changes during the Lease Term.

     J. "TENANT'S PRO RATA SHARE" shall mean ONE HUNDRED percent (100%) which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

     K. "PERMITTED USE" shall mean ASSEMBLY AND DISTRIBUTION OF ELECTRONIC PRODUCTS and no other use or purpose.

     L. "BASE YEAR" shall mean N/A.

     M. "GUARANTOR(S)" shall mean N/A and any other party that agrees in writing to guarantee Tenant's obligations under the Lease.

     N. "BROKER" shall mean NORRIS, BEGGS & SIMPSON representing the Landlord and LANCE DENNING PROPERTIES representing the Tenant.

     O. "BUILDING MANAGER" shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

     P. "BUILDING STANDARD" shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

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     Q. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other industrial buildings in the area where the Building is located.

     R. "COMMON AREAS" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

     S. "DEFAULT RATE" shall mean the lower of (i) the Prime Rate plus six percent (6%) or (ii) the Maximum Rate.

     T. "MAXIMUM RATE" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

     U. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to Midnight. Mondays through Sundays, exclusive of Holidays.

     V. "PRIME RATE" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

     W. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

     X. "SERVICE AREAS" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

     Y. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and Landlord, respectively:

     Tenant:

     White Electronics Design Corp.
     3601 E. University Drive
     Phoenix, AZ  85034-7250
     Attn:  Hamid Shokrgozar

     with a copy to:
     ___________________________________
     ___________________________________
     ___________________________________
     ___________________________________-

     Landlord:

     Transwestern West Union, L.L.C.
     505 14th Street, Suite 460
     Oakland, CA  94612
     Attn:  Jeff West

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     with a copy to:

     Transwestern West Union, L.L.C.
     150 North Wacker Drive, Suite 800
     Chicago, IL  60606
     Attn:William A. Purdy, Jr.

     Payments of Rent only shall be made payable to the order of:

     Transwestern West Union, L.L.C.

     at the following address:

     c/o Transwestern Commercial Services
     Pacific First Center, Suite 450
     851 SW 6th
     Portland, Oregon 97204
     Attn:  Ron Brenner

     or such other name and address as Landlord shall, from time to time, designate.

2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

     A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section I.F(.2) above, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that either (i) a certificate of occupancy has been issued for the Premises or (ii) if the certificate of occupancy is not available, Landlord has certified in writing that the construction of the Premises is substantially complete and that the local building official has made its final inspection and stated that the certificate of occupancy will be issued without further work requirements or inspections ("Landlord's Certification"), and Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as EXHIBIT D ("LANDLORD'S WORK"); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "DELAY"):

          (1) Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within two
               (2) Business Days of such request; or

          (2) Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations may cause a Delay; or

          (3)  Changes in any plans and specifications requested by Tenant; or

          (4) The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

          (5) Any request by Tenant that Landlord delay the completion of any of the Landlord's Work; or

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          (6)  Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

          (7) Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord's Work; or

          (8) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

     then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that a certificate of occupancy or Landlord's Certification could have been issued and said Landlord's Work would have been substantially completed absent any such Delay(s). The Landlord's Work shall be deemed to be substantially completed on the date that Landlord's Work has been performed (or would have been performed absent any Delay(s)), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises, so long as a certificate of occupancy of Landlord's Certification has been issued for the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base Rent and other sums due hereunder shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "COMMENCEMENt LETTER") on the form attached hereto as EXHIBIT F setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. If this Lease requires Landlord to perform Landlord's Work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord's Work as reasonably determined by Landlord's architect (the "PUNCHLIST ITEMS"), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord.

     B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use.

     C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by a tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to
     Section 1.F(1) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis. If the Lease Term is to be determined pursuant to Section 1.F(2), the Commencement Date and Termination Date shall be determined as provided in Section 3.A above. Notwithstanding the foregoing, Tenant may terminate this Lease if Landlord does not tender possession of the Premises to Tenant within one hundred sixty five (165) days after this Lease is executed by both Landlord and Tenant, except that if Landlord's failure to tender possession of the Premises is caused by a Delay, then the (165) day period shall be automatically extended for a period equal to the period of such Delay.

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     D. If Tenant, with Landlord's prior approval, takes possession of the
     Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rent and Additional Rent to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

4. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable judgement, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing.

5. BASE RENT.

     A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "RENT." In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. All amounts

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     received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent after expiration of any applicable notice and cure period, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord. Such late charge is not intended as a penalty, but instead is intended to compensate Landlord for the additional administrative expenses resulting from any such late payment.

     C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT C attached hereto and incorporated herein for all purposes.

6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days thereafter, provided that Tenant has left the Premises in the condition required by Section 31 of this Lease. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. SERVICES TO BE FURNISHED BY LANDLORD.

     A. Landlord agrees to furnish Tenant the following services:

          (1) Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

          (2) Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

          (3) Electricity to the Premises in accordance with and subject to the terms and conditions of Section 11 of this Lease.

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          (4)  Tenant's proportionate share of the parking area serving the
               Building (four (4) spaces per 1,000 square feet of the Approximate Rentable Area in the Premises), in common with Landlord and with all other tenants or occupants of the Building.

     B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

     C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord shall notify Tenant no less than sixty
(60) days prior to the expiration of the Lease Term, or in the event of a termination of the Lease, within one (1) month after the termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost. Tenant shall remove such Required Removables, with respect to a termination, within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In the event of the expiration of the Lease Term, Tenant must remove such Required Removables prior to such expiration. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables, together with interest thereon at the Default Rate, within five (5) days after demand from Landlord. Notwithstanding the foregoing, Landlord may elect, at its sole option, to remove the Required Removables itself and to charge Tenant the costs therefor. Tenant shall pay all of the costs reasonably incurred by Landlord to remove the Required Removables and repair any damage caused thereby within ten (10) days of demand therefor, together with reasonable supporting invoices, from Landlord.

9. SIGNAGE. Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. In addition, Landlord will list Tenant's name in the Building's directory, if any.

10. REPAIRS AND ALTERATIONS BY TENANT.

     A. Except to the extent such obligations are specifically imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in the same order, condition and repair as that accepted by Tenant throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's use or occupancy of the Premises,
     (2) the installation, removal, use or operation of Tenant's Property (as defined in Section 8 above), (3) the moving of Tenant's Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. Tenant shall be responsible for repair, maintenance and replacement, if necessary, of the HVAC system and equipment serving the Premises. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at is option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to five percent (5%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

     B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent shall not be unreasonably withheld, but which may be refused or given on such reasonable conditions as Landlord may elect. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15 hereof; and, if required by Landlord, a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all of its contractors and subcontractors and other contract parties procure and maintain insurance coverage for their work in the Building, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to five percent (5%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

11. USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B below with respect to excess usage); or (2) by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Rent within ten (10) days after billing; or (3) by a separate charge or charges billed by the utility company(ies) providing electrical service and payable by Tenant directly to such utilities company(ies). Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

     B. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

12. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last (12) twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant's premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Landlord shall have the right to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. If such closure of the Premises or the Building is within the sole control of Landlord and such closure shall exceed a period of five (5) consecutive days, then Tenant shall have the right to abate Rent for the period exceeding five (5) days. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13. ASSIGNMENT AND SUBLETTING

     A. Except in connection with a Permitted Transfer (defined in Section 13.E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent

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
     of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) an Event of Default does not then exist; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer or
     (6) the proposed transferee is a tenant or an affiliate of a tenant of the Building, or is an entity with whom Landlord is then negotiating for space in the Building. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). IN NO EVENT SHALL ANY TRANSFER OR PERMITTED TRANSFER RELEASE OR RELIEVE TENANT FROM ANY OBLIGATION UNDER THIS LEASE OR ANY LIABILITY HEREUNDER.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease, the review fee set forth below and other information as Landlord may reasonably request. Landlord shall within fifteen (15) days after Landlord's receipt of the required information and documentation either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, provide Tenant with notice of Landlord's intent to terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. Tenant may, at such time, withdraw its request by delivering notice to Landlord within five (5) days of receipt of the termination notice from Landlord. If Landlord shall fail to notify Tenant in writing of its decision within such fifteen (15) days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have refused to consent to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord's review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such requested Transfer or Permitted Transfer.

     C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. If Tenant is in Monetary Default (defined in Section 22 below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess).

     D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding the foregoing, a change of ownership or control shall not constitute a "Transfer" and Landlord's prior written consent shall not be required if the new entity controlling or owning a majority of the voting shares/rights shall have a net worth greater than twenty million dollars ($20,000,000) and Tenant provides Landlord with written notice of such change in control within ten (10) days after such change in control.

     E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) an Event of Default does not then exist; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced by audited or certified financial statements or otherwise to Landlord's reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

     F. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant's sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14. LIENS. Tenant will not permit any liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities (as defined in Section 16) against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. INSURANCE.

     A. Landlord shall maintain such insurance on the full replacement value of the Building and the Premises (other than on Tenant's Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

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
     B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant's Property located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, and (ii) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "personal injury" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager and any mortgagee of the Property, notice of whom is given to Tenant, as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant's taking possession of the Premises, Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in the amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

     C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or A-in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord's lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty
     (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

     D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within ten (10) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

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
     E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16. INDEMNITY. To the extent not expressly prohibited by law, neither Landlord nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord and Building Manager and their respective officers, directors, employees, members, managers and agents ("INDEMNITEES"), harmless from all liability and claims for any property damage, or bodily injury or death of, or personal injury to, a person in or on the Premises, or at any other place, including the Property or the Building and this indemnity shall be enforceable to the full extent whether or not such liability and claims are the result of the sole, joint or concurrent acts, negligent or intentional, or otherwise, of Tenant, or its employees, agents, servants, customers, invitees or licensees. Such indemnity for the benefit of Indemnitees shall be enforceable even if Indemnitees, or any one or more of them have or has caused or participated in causing such liability and claims by their joint or concurrent acts, negligent or intentional, or otherwise. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT D (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty, subject to changes that may be required due to changes in law, code or other regulation. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord plus Landlord's deductible, if any, as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

19. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an industrial building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

20. HAZARDOUS SUBSTANCES.

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
     A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") or by any applicable state law (collectively, "ENVIRONMENTAL POLLUTANTS") other than typical amounts of customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

     B. Tenant expressly waives, to the extent allowed by law, any claims under federal, state or other law that Tenant might otherwise have against Landlord relating to the presence in or contamination of the Property or the Premises by hazardous materials. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above.

     C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

     D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

          (1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

          (2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

          (3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

          (4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

          (5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

     E. As used herein "ENVIRONMENTAL LAWS" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21. AMERICANS WITH DISABILITIES ACT . Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) ("ADA") applicable to Tenant's use and occupancy of the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant's operations and/or occupancy. Tenant acknowledges that it will be wholly responsible for any provision of the Lease that could arguably be construed as authorizing a violation of the ADA. Any such provision shall be interpreted in a manner that permits compliance with the ADA and is hereby amended to permit such compliance.

22. EVENTS OF DEFAULT

     A. The following events shall be deemed to be "EVENTS OF DEFAULT" under this Lease:

          (1) Tenant shall fail to pay when due, or within five (5) days of receipt of notice from Landlord if notice is required under this
               Section 22(A)(1), any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a "MONETARY DEFAULT"). Landlord shall only be obligated to provide Tenant with two (2) such notices within any twelve (12) month period.

          (2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

          (3) Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in
               Section 13, (b) mechanic's liens set forth in Section 14, or (c) insurance set forth in Section 15.

          (4) Tenant or any Guarantor shall (a) become insolvent, (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

          (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

          (6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

          (7) Tenant shall abandon or vacate any substantial portion of the Premises.

          (8) The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

23. REMEDIES.

     A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

          (1) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise, but not Landlord's willful misconduct.

          (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

          (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

          (4) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23A(2) ABOVE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23A(3) ABOVE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

     B. If Landlord exercises either of the remedies provided in Sections 23.A(2) or 23.A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent

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
     allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

     C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord reasonably necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

     D. If this Lease is terminated by Landlord pursuant to Section 23.A(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

     E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria:

          (1) Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

          (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available;

          (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

          (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

               (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

               (ii) adversely affect the reputation of the Building; or

               (iii) be incompatible with the operation of the Building as an industrial building;

          (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

          (6) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

               (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

               (ii) Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

     F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within ten (10) days of the earlier of receipt from written notice from Landlord o the expiration of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

     H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

     I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises or a termination of this Lease, and no agreement to accept such a surrender or termination shall be valid unless in writing and signed by Landlord.

     J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

24. NO WAIVER. Failure of a party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against a party, but such party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by a party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

INTENTIONALLY DELETED

27. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, provided that Landlord furnishes Tenant with a subordination, non-disturbance and attornment agreement in substantially the form attached hereto as Exhibit G executed by Landlord's lender, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Except as otherwise provided, the provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and, subject to the provisions set forth above, Tenant agrees within ten (10) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant's Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

29. NOTICE. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such

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
notice at the address specified in Section 1.Y of this Lease. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1.Y of this Lease may be changed from time to time by giving written notice thereof to the other party.

30. INTENTIONALLY DELETED.

31. SURRENDER OF PREMISES. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in the same condition and repair as accepted by Tenant, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten
(10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property; (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (11) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (12) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 12 shall not prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction under applicable law.

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
33. MISCELLANEOUS.

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "FORCE MAJEURE" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

     E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

     F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

     H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

     J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

     K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

     L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee, if required.

     M. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

     N. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

     O. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

34. ENTIRE AGREEMENT. This Lease, including the following Exhibits:

Exhibit A - Outline and Location of Premises
Exhibit B - Rules and Regulations
Exhibit C - Payment of Basic Costs
Exhibit D - Work Letter
Exhibit E - Additional Provisions (if required)
Exhibit F - Commencement Letter (Sample)

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease which alone fully and completely expresses the agreement of the parties, neither party relying upon any statement or representation not embodied in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

35. LIMITATION OF LIABILITY EXCEPT TO THE EXTENT SPECIFICALLY ADDRESSED HEREIN, TENANT SHALL NOT HAVE THE RIGHT TO AN ABATEMENT OF RENT OR TO TERMINATE THIS LEASE AS A RESULT OF LANDLORD'S DEFAULT AS TO ANY COVENANT OR AGREEMENT CONTAINED IN THIS LEASE OR AS A RESULT OF THE BREACH OF ANY PROMISE OR INDUCEMENT IN CONNECTION HEREWITH, WHETHER IN THIS LEASE OR ELSEWHERE AND TENANT HEREBY WAIVES SUCH REMEDIES OF ABATEMENT OF RENT AND TERMINATION. TENANT HEREBY AGREES THAT TENANT'S REMEDIES FOR DEFAULT HEREUNDER OR IN ANY WAY ARISING IN CONNECTION WITH THIS LEASE INCLUDING ANY BREACH OF ANY PROMISE OR INDUCEMENT OR WARRANTY, EXPRESSED OR IMPLIED, SHALL BE LIMITED TO SUIT FOR DIRECT AND PROXIMATE DAMAGES PROVIDED THAT TENANT HAS GIVEN THE NOTICES AS HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK

SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND THE SAME TIME AS GIVEN TO LANDLORD TO CURE ANY ALLEGED DEFAULT BY LANDLORD.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.


WITNESS/ATTEST                        LANDLORD:  Transwestern West Union,
                                      L.L.C., a Delaware limited liability
                                      company

By:   /S/ Jeanine M. Valdez           By:    /S/ William A. Purdy Jr.
   ----------------------------          ----------------------------
Name: Jeanine M. Valdez               Name:  William A. Purdy Jr.
     --------------------------            --------------------------
Title: Administrative Assistant       Title: Managing Director
      -------------------------             -------------------------


WITNESS/ATTEST                        TENANT:  White Electronics Design Corp.,
                                      an Arizona corporation

By:    /S/ Cheryl A. Curtis           By:    /S/ William J. Rodes
   ------------------------              ----------------------------
Name:  Cheryl A. Curtis               Name:  William J. Rodes
     ----------------------                --------------------------
Title: Executive Assistant            Title: Chief Accounting Officer
      ---------------------                 -------------------------


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